Exhibit 99.1

Novelion Therapeutics Reports Preliminary Fourth Quarter & Full Year 2016 Financial Results

- Company Reiterates FY 2017 Total Net Product Sales Expected to be
Between $155 and $165 million
- Global Expansion Plans for Metreleptin Opportunity Underway

VANCOUVER, British Columbia, March 15, 2017 - Novelion Therapeutics Inc. (NASDAQ: NVLN) (TSX: NVLN), a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases (“Novelion” or the “Company”), today reported preliminary financial results for the fourth quarter and year ended December 31, 2016 and provided an overview of recent business highlights.

“The transformative steps we took in 2016 to realign costs and refocus and intensify our commercial efforts have set us on a strong growth trajectory,” said Mary Szela, Chief Executive Officer of Novelion. “Armed with a portfolio of marketed and innovative development-stage products for rare diseases, and with a pathway to potential new disease indications and commercial markets, we expect to further develop our leadership position in rare metabolic and cardiovascular diseases. In addition to intensifying our commercial efforts around MYALEPT® and JUXTAPID®, both in the U.S. and globally, we are exploring new opportunities for metreleptin in a range of low leptin-mediated metabolic rare diseases representing significant unmet medical needs, and we will provide an update on our program prioritization efforts in mid-2017.”

On November 29, 2016, the Company completed its acquisition of Aegerion Pharmaceuticals, Inc. (“Aegerion”), which develops and commercializes MYALEPT and JUXTAPID. The acquisition has been accounted for as a business combination in which Novelion was considered the acquirer of Aegerion. As such, under U.S. Generally Accepted Accounting Principles (“GAAP”), the financial statements of Novelion are treated as the historical financial statements of the consolidated companies, with the results of Aegerion being included from November 29, 2016. This release also includes pro forma adjusted non-GAAP financial information showing pro forma full-year results of operations of Novelion as if the acquisition had occurred on January 1, 2015. Reconciliation of the financial results on a GAAP versus non-GAAP basis are provided below the financial information that follows.

2016 Unaudited Financial Results Highlights & Business Update

•	MYALEPT® (metreleptin): On a GAAP basis, Novelion reported net product sales of MYALEPT of $5.0 million in the fourth quarter and full year of 2016. Pro forma net product sales of MYALEPT were $15.2 million in the fourth quarter and $51.6 million for the full year of 2016; $11.2 million, or 74 percent, of such sales in the fourth quarter of 2016 were from prescriptions written in the U.S and $42.4 million, or 82 percent of such sales for the full year of 2016 were from prescriptions written in the U.S. As of December 31, 2016, there were approximately 125 active commercial patients on MYALEPT therapy globally, approximately 98 of whom are U.S. patients. Active patient numbers used in this press release are based upon internal estimates and criteria.

•
JUXTAPID® (lomitapide): On a GAAP basis, Novelion reported net product sales of JUXTAPID of $8.6 million in the fourth quarter and full year of 2016. Pro forma net product sales of JUXTAPID were $22.4 million in the fourth quarter of 2016 and $101.6 million for the full year of 2016; $16.9 million, or 75 percent, of such sales in the fourth quarter of 2016 were from prescriptions written in the U.S and $79.6 million, or 78 percent of such sales for the full year of 2016 were from prescriptions written in the U.S. As of December 31, 2016, there were approximately 340 active commercial patients on JUXTAPID therapy globally, approximately 232 of whom are U.S. patients.

•	On a GAAP basis, Novelion reported total net product sales of $13.6 million in the fourth quarter and for the full year of 2016. Full-year pro forma total net product sales were $153.2 million.

•	Novelion ended 2016 with approximately $109 million in unrestricted cash.

•
On March 7, 2017, Novelion announced that the U.S. Patent Trial and Appeal Board (“PTAB”) issued a written decision in an Inter Partes Review proceeding affirming the patentability of all claims on U.S. 7,932,268 and U.S. 8,618,135 lomitapide dosage regimen patents.

•
In December 2016, Novelion’s subsidiary submitted a marketing authorization application (“MAA”) to the European Medicines Agency (“EMA”) seeking approval for metreleptin as replacement therapy to treat complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy (“GL”) and in a subset of patients with partial lipodystrophy (“PL”). In January 2017, Novelion announced that the EMA accepted the MAA for review. The Company, through its subsidiary, will seek to market metreleptin in the EU under the tradename MYALEPTA®. If approved, metreleptin would be the first medication available in the EU to treat GL and PL. We anticipate a potential decision by the first quarter of 2018.

•
In December 2016, Novelion’s subsidiary launched JUXTAPID in Japan. Japan represents a unique market opportunity for JUXTAPID, with an identified population of more than 160 patients with homozygous familial hypercholesterolemia (HoFH) and favorable pricing and reimbursement. Novelion anticipates annual peak sales of approximately $30 million in Japan.

•
Also in December 2016, Novelion’s subsidiary entered into a licensing agreement with Amryt Pharma (“Amryt”) for the exclusive rights to LOJUXTA® (lomitapide) hard capsules in the European Economic Area, Switzerland, Turkey, and certain Middle Eastern and North African countries, including Israel. Amryt will pay Novelion sales-related payments and royalties on product sales in the licensed territories, and will also be responsible for ongoing regulatory and post-marketing obligations and commitments in support of the brand.

Outlook

•
Novelion intends to file its Annual Report on Form 10-K for 2016 no later than March 30, 2017. As noted in the NT10K filed by Novelion on March 13, 2017, additional time is required in order for Novelion to complete the valuation, purchase price allocation, and audit of the acquisition of Aegerion Pharmaceuticals that closed on November 29, 2016.

•	Novelion’s subsidiary is planning to submit a supplemental biologics licensing application for MYALEPT to treat a subset of PL patients in the U.S. in the first half of 2017.

•
Novelion has undertaken an evaluation process to prioritize and pursue potential life cycle management and research and development opportunities for metreleptin and zuretinol. The Company plans to provide a full update on these plans mid-year.

2017 Financial Guidance

The Company reiterated the following net product sales financial guidance for full year 2017:

•	Total net products sales of between $155 million and $165 million;

•	MYALEPT net product sales of between $75 million and $80 million; and

•	JUXTAPID net product sales of between $80 million and $85 million.

The Company intends to provide full year 2017 operating expense guidance mid-year, upon conclusion of its ongoing R&D program evaluation.

Unaudited Fourth Quarter and Year End 2016 Financial Results
GAAP total net product sales for the fourth quarter of 2016 were $13.6 million compared to the prior year’s fourth quarter revenues of $0 million. GAAP net product sales for MYALEPT in the fourth quarter of 2016 were $5.0 million compared to $0 for the same period in 2015. GAAP net product sales for JUXTAPID in the fourth quarter of 2016 were $8.6 million compared to $0 in the prior year. As a result of the merger, 2016 GAAP net product sales reflect the period from November 29, 2016 through December 31, 2016.
Pro forma total net product sales for the fourth quarter of 2016, adjusted to include total net product sales of MYALEPT and JUXTAPID from October 1 of the applicable year, were $37.6 million, a decrease of 23 percent compared to the prior year’s fourth quarter revenues of $49.0 million. Pro forma net product sales for MYALEPT in the fourth quarter of 2016 were $15.2 million compared to $9.3 million for the same period in 2015. Pro forma net product sales for JUXTAPID in the fourth quarter of 2016 were $22.4 million compared to $39.7 million in the prior year.

GAAP total operating expenses for the fourth quarter of 2016 were $22.4 million, compared to total operating expenses of $3.8 million for the same period in 2015. GAAP SG&A expenses were $16.4 million in the fourth quarter of 2016 compared to $1.8 million for the same period in 2015. GAAP R&D expenses were $6.0 million in the fourth quarter of 2016 compared to $2.0 million for the same period in 2015.
During the fourth quarter of 2016, SG&A expenses on a pro forma basis were $34.9 million compared to $51.2 million for the same period in 2015. During the fourth quarter of 2016, R&D expense on a pro forma basis was $14.3 million compared to $12.5 million for the same period in 2015.
GAAP net loss from continuing operations in the fourth quarter of 2016 was $20.1 million compared to GAAP net loss from continuing operations of $3.7 million during the same period in 2015.
Net loss from continuing operations on a pro forma basis in the fourth quarter of 2016 was $23.1 million, compared to $23.8 million for the same period in 2015.
GAAP total net product sales for the year ended December 31, 2016 were $13.6 million compared with $0 for the same period in 2015. GAAP net product sales for MYALEPT for the year ended December 31, 2016 were $5.0 million compared to $0 in the prior year. GAAP net product sales for JUXTAPID for the year ended December 31, 2016 were $8.6 million compared to $0 for the year-ended 2015.
For the year ended December 31, 2016 total net product sales on a pro forma basis were $153.2 million, a decrease of 36 percent compared to the prior year’s sales of $239.9 million. Pro forma net product sales for MYALEPT for the year ended December 31, 2016 were $51.6 million compared to $26.9 million in the prior year. Pro forma net product sales for JUXTAPID for the year ended December 31, 2016 were $101.6 million compared to $213.0 million for the year-ended 2015.
GAAP total operating expenses for the year ended December 31, 2016 were $44.7 million, compared to total operating expenses of $23.3 million for the same period in 2015. GAAP SG&A expenses were $29.9 million for the year ended December 31, 2016 compared to $16.2 million for the same period in 2015. GAAP R&D expenses were $14.8 million for the year ended December 31, 2016 compared to $9.8 million for the same period in 2015.
For the year ended December 31, 2016, SG&A expenses on a pro forma basis were $179.1 million compared to $183.0 million for the same period in 2015. For the year ended December 31, 2016, R&D expense on a pro forma basis, was $52.1 million compared to $49.4 million for the same period in 2015.
GAAP net loss from continuing operations in the year ended December 31, 2016, was $53.1 million compared to GAAP net loss from continuing operations of $23.0 million during the same period in 2015.
Pro forma net loss from continuing operations in the year ended December 31, 2016 increased by $109.5 million compared to the same period in 2015.
As of December 31, 2016, the Company’s consolidated unrestricted cash balance was $108.9 million compared to $141.8 million at December 31, 2015. As of December 31, 2016, there were 18,530,323 shares outstanding. At year-end, total debt was $325M, reflecting the principal amount of convertible debt issued by Aegerion and consolidated as a result of the acquisition.

Conference Call Details
Novelion will hold a conference call to discuss its financial results, business highlights and outlook today, March 15, 2017 at 8:30 a.m. ET. In addition, the Company will answer questions concerning business and financial developments and other matters affecting the Company.

To listen to the conference call, dial (866) 516-3002 (international callers dial (760) 298-5082). In addition, the presentation will be webcast live, and may be accessed for up to 90 days following the call, by visiting the “Investors” section of Novelion’s website, www.novelion.com. An accompanying slide presentation also can be accessed via the “Investors” section of the website.

About Novelion Therapeutics
Novelion Therapeutics is a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases. Novelion has a diversified commercial portfolio through its indirect subsidiary, Aegerion Pharmaceuticals, Inc., which includes MYALEPT® and JUXTAPID®, and is also developing zuretinol acetate for the potential treatment of inherited retinal disease caused by underlying mutations in RPE65 or LRAT genes. The company seeks to advance its portfolio of rare disease therapies by investing in science and clinical development.

Non-GAAP Results
The non-GAAP results in this press release, including, without limitation, non-GAAP net product sales, non-GAAP operating expenses, non-GAAP R&D expenses and non-GAAP SG&A expenses and non-GAAP net loss, are provided as a complement to results provided in accordance with GAAP because management believes, when considered together with the GAAP information, these non-GAAP financial measures help indicate underlying trends in the Company's business, are important in comparing current results with prior period results and provide additional information regarding the Company’s financial performance. In particular, management believes that the pro-forma financial information facilitates the evaluation of the impact of Novelion’s acquisition of Aegerion on the business and performance of the Company. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, and to manage the Company's business and evaluate its performance. The non-GAAP financial measures have no standardized meaning under GAAP and therefore may not be comparable to similar measures presented by other companies. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial measures prepared and presented in accordance with GAAP and should be reviewed in conjunction with the relevant GAAP financial measures. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial information.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Novelion within the meaning of applicable laws and regulations and constitute “forward-looking information” within the meaning of applicable Canadian securities laws, including statements regarding expectations such as net product sales, planned regulatory filings and activities, drug development, marketing authorizations and label expansions, as well as long-term growth prospects. Forward-looking statements are based on estimates and assumptions made by Novelion in light of current conditions and expected future developments, as well as other factors that Novelion believes are appropriate in the circumstances, including but not limited to, our financial position and execution of our business strategy, post-acquisition synergies, resolution of litigation and investigations, receipt of regulatory approvals, and product competition, market acceptance, sales, pricing, reimbursement and side effects. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the possibility that the anticipated benefits and synergies from Novelion’s acquisition of Aegerion cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Aegerion and Novelion operations will be greater than expected; the risk that market acceptance of JUXTAPID and MYALEPT in the U.S. may not continue at the levels we expect, and may be lower outside the U.S., including in Brazil and Japan, than we expect; the risk that the conversion of prescriptions for JUXTAPID or MYALEPT into patients on therapy may be lower than we expect or the drop-out rate may be higher than we expect; the risk that the prevalence of the diseases JUXTAPID and MYALEPT treat, or that we are pursuing treatment for, may be lower than we estimate, and that it may be more difficult to identify patients than we expect; the risk that the side effect profile or other results for JUXTAPID and MYALEPT in commercial use and in further clinical studies are inconsistent, in scope and severity, with the side effect profile and other results observed in the pivotal study of each drug; the risk that the negative impact of PCSK9 inhibitors on JUXTAPID sales will be greater than we currently expect, particularly in the U.S., where the negative impact has been greater than we expected to date, or that other competitive products will negatively impact our results; the risk that private or government payers may refuse to reimburse Aegerion's or our products, or may impose onerous restrictions that hinder reimbursement or significantly limit or cap the price Aegerion or we charge or the number of reimbursed patients who receive products; the risk that revisions to the JUXTAPID Risk Evaluation and Mitigation Strategies (REMS) Program, and the implementation of the revised REMS Program, may negatively impact U.S. sales; the risk that net revenues for MYALEPT in the U.S. may be negatively impacted if there are more Medicaid patients prescribed MYALEPT than we expect; the risk that net revenues for JUXTAPID in the U.S. may be negatively impacted by Medicare patients not being able to afford JUXTAPID; the risk that named patient sales for JUXTAPID and MYALEPT in Brazil and other key countries outside the U.S. may not be at the levels we expect; the risk that regulatory authorities in regions or countries where JUXTAPID or MYALEPT is not yet approved may refuse to approve such products or additional indications for such products, such approvals are not made on a timely basis or such approvals impose significant restrictions or require additional development; the risk that exchange rates will negatively impact the amount of net product sales recognized; the risk that the initiation of future clinical trials may be delayed; the risk that we will not be successful in our lifecycle management or business development efforts; the risk that Aegerion's and our patent portfolios and marketing and data exclusivity may not be as strong as we anticipate; the risk of unexpected manufacturing issues affecting future supply; the risk that Aegerion incurs more costs than we expect in responding to investigations, defending litigation and resolving litigation; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; the risk that we may not be able to successfully execute strategic plans, including our cost-reduction program; and the other risks inherent in the commercialization, drug development and regulatory approval process; the risk associated with our ability to be granted a Rare Pediatric Disease Designation and any subsequent qualification for a Rare Pediatric Disease Priority Review Voucher, including the risk that zuretinol will not qualify under the current or any future applicable criteria for designation as a Rare Pediatric Disease or that an NDA for zuretinol will not qualify for a Priority Review Voucher, and the risk that future changes to the zuretinol program and/or the Voucher

Program, including related to the transferability of the Priority Review Voucher, limit the future benefits of the Rare Pediatric Disease Designation and/or Priority Review Voucher. The terms of Aegerion’s agreement in principle related to its class action litigation include risks related to the final approval by the court of the final settlement terms, including that the payment amount and availability of insurance could be amended and the amount and terms of any final settlement may be substantially higher and less favorable than we anticipate based on the terms of the preliminary agreement in principle, and the possibility that the court may materially alter or fail to approve the settlement terms. In addition, Aegerion's agreement in principle with the U.S. Department of Justice ("DOJ") and the U.S. Securities and Exchange Commission ("SEC") relating to the investigations by these agencies and the terms of potential final settlements with these agencies include risks associated with the required approvals of final settlement terms by relevant government agencies, such as the proposed settlement with the DOJ being subject to approval of supervisory personnel within the DOJ and relevant federal and state agencies and approval by a U.S. District Court judge of the criminal plea and sentence and the civil settlement agreement, and the proposed settlement with the SEC being subject to review by other groups in the SEC and approval by the Commissioners of the SEC.  The terms of the preliminary agreements in principle may change following further negotiations.  The amount and terms of any final settlement may be substantially higher and less favorable than we anticipate based on the terms of the preliminary agreements in principle.  Final settlement terms could include the imposition of additional penalties, further limiting Aegerion's ability to conduct its business as currently conducted and as planned to be conducted. Additionally, the DOJ and the SEC each likely will outline their views of the factual background in connection with any final settlement.  The government's recitation of their assessment of the background could lead to additional legal claims or investigations by state government entities or private parties and may have adverse effects on Aegerion's existing class action litigation, including the agreement in principle to settle such litigation, commercial operations and contracts.
This press release also contains “forward-looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be appropriate for other purposes.
For additional disclosure regarding these and other risks we face, see the disclosure contained in the "Risk Factors" section of Novelion's Current Report on Form 8-K filed on March 15, 2017, available on the SEC's website at www.sec.gov. Except as required by law, we undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.
Investors and others should note that we communicate with our investors and the public using our company website www.novelion.com, including, but not limited to, company disclosures, investor presentations and FAQs, SEC filings, press releases, public conference calls transcripts and webcast transcripts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

U.S. INDICATIONS AND IMPORTANT SAFETY INFORMATION

MYALEPT® (metreleptin) for injection is a leptin analog indicated as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy. LIMITATIONS OF USE: The safety and effectiveness of MYALEPT for the treatment of complications of partial lipodystrophy or for the treatment of liver disease, including nonalcoholic steatohepatitis (NASH), have not been established.

Anti-metreleptin antibodies with neutralizing activity have been identified in patients treated with MYALEPT. T-cell lymphoma has been reported in patients with acquired generalized lipodystrophy, both treated and not treated with MYALEPT. For more detailed information, please see additional Important Safety Information and the Prescribing Information for MYALEPT.
JUXTAPID® (lomitapide) capsules is a microsomal triglyceride transfer protein inhibitor indicated as an adjunct to a low-fat diet and other lipid-lowering treatments, including low-density lipoprotein (LDL) apheresis where available, to reduce LDL cholesterol, total cholesterol, apolipoprotein B, and non-high-density lipoprotein cholesterol in patients with homozygous familial hypercholesterolemia (HoFH). LIMITATIONS OF USE: The safety and effectiveness of JUXTAPID have not been established in patients with hypercholesterolemia who do not have HoFH, including those with heterozygous familial hypercholesterolemia (HeFH). The effect of JUXTAPID on cardiovascular morbidity and mortality has not been determined.
JUXTAPID can cause elevations in transaminases, as well as increases in hepatic fat, with or without concomitant increases in transaminases. Because of the risk of hepatotoxicity, JUXTAPID is available only through a restricted distribution program called the JUXTAPID REMS PROGRAM. For more detailed information, please see additional Important Safety Information and the Prescribing Information for JUXTAPID.

CONTACT:

Amanda Murphy, Director, Investor Relations & Corporate Communications
Novelion Therapeutics
857-242-5024
amanda.murphy@novelion.com

Novelion Therapeutics Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In 000s)	2016	2015	2016	2015
Net product sales	13,574	—	13,574	—
Cost of product sales	7,690	—	7,690	—
Operating expenses:
Selling, general and administrative	16,370	1,775	29,941	16,222
Research and development	6,024	2,036	14,800	9,790
Termination fee	—	—	—	(2,667)
Total operating expenses	22,394	3,811	44,741	23,345
Loss from operations	(16,510)	(3,811)	(38,857)	(23,345)
Interest (expense) income, net	(3,199)	42	(2,959)	277
Fair value loss on investment	—	—	(10,740)	—
Other income (expense), net	8	94	(201)	81
Loss before continuing operations before provision for income taxes	(19,701)	(3,675)	(52,757)	(22,987)
Provision for income taxes	(419)	(5)	(313)	(22)
Loss from continuing operations	(20,120)	(3,680)	(53,070)	(23,009)
Loss from discontinued operations, net of income taxes	—	—	(2)	—
Net loss	(20,120)	(3,680)	(53,072)	(23,009)

Basic and diluted net loss per common share:
Continuing operations	$(1.50)	$(0.35)	$(4.70)	$(2.21)
Discontinued operations	$—	$—	$—	$—
Net loss per common share	$(1.50)	$(0.35)	$(4.70)	$(2.21)

Weighted-average shares outstanding - basic and diluted	13,423	10,566	11,284	10,434

Novelion Therapeutics Inc.
Condensed Consolidated Balance Sheets Information
(unaudited)

(In 000s)	December 31, 2016	December 31, 2015
Cash and cash equivalents	$108,927	$141,824
Restricted cash	390	—
Accounts receivable, net of allowance for doubtful accounts	9,339	287
Inventories	70,421	—
Prepaid expenses and other current assets	31,468	625
Property and equipment, net	4,158	430
Intangible assets and goodwill, net	255,366	—
Accounts receivable - non-current, net of allowance for doubtful accounts	—	2,000
Other assets	515	—
Total assets	$480,584	$145,166

Accounts payable and accrued liabilities	$77,592	$3,483
Contingent litigation accrual	40,635	—
Long-term debt	225,584	—
Uncertain tax position liabilities	—	342
Other noncurrent liabilities	917	—
Total liabilities	344,728	3,825
Total stockholders’ equity	135,856	141,341
Total liabilities and stockholders’ equity	$480,584	$145,166

Novelion Therapeutics Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In 000s)	2016	2015	2016	2015
Net loss reconciliation:
GAAP net loss	$(20,120)	$(3,680)	$(53,072)	$(23,009)
Stock based compensation	500	—	673	2,330
Amortization of acquired intangible assets	2,134	—	2,134	—
Amortization of debt discount	3,253	—	3,253	—
Inventory fair value step-up in cost of product sales	742	—	742	—
Aegerion non-GAAP net loss (Notes 1, 2)	(9,778)	(20,158)	(90,763)	(6,681)
Restructuring charge related to acquisition	180	—	180	—
Non-GAAP net income/(loss)	$(23,089)	$(23,838)	$(136,853)	$(27,360)

GAAP net loss per common share - basic and diluted	$(1.50)	$(0.35)	$(4.70)	$(2.21)

Non-GAAP net income/(loss) per common share - basic	$(1.72)	$(2.26)	$(12.13)	$(2.62)

GAAP and Non-GAAP weighted-average common shares outstanding — basic	13,423	10,566	11,284	10,434

Net product sales reconciliation"
GAAP net product sales	$13,574	$—	$13,574	$—
Aegerion net product sales (Note 2)	24,037	49,003	139,671	239,887
Non-GAAP net product sales	$37,611	$49,003	$153,245	$239,887

Cost of product sales reconciliation:
GAAP cost of product sales	$7,690	$—	$7,690	$—
Amortization of acquired intangible assets	(2,134)	—	(2,134)	—
Inventory fair value step-up in cost of product sales	(742)	—	(742)	—
Aegerion non-GAAP SG&A (Note 2)	1,360	6,621	33,417	29,740
Non-GAAP cost of product sales	$6,174	$6,621	$38,231	$29,740

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	16,370	1,775	29,941	16,222
Stock based compensation	(482)	—	(586)	(1,076)
Aegerion non-GAAP SG&A (Note 2)	19,155	49,472	149,954	167,902
Restructuring charge related to acquisition	(180)	—	(180)	—
Non-GAAP selling, general and administrative	$34,863	$51,247	$179,129	$183,048

Research and development reconciliation:
GAAP research and development	6,024	2,036	14,800	9,790
Stock based compensation	(18)	—	(87)	(1,254)
Aegerion non-GAAP SG&A (Note 2)	8,244	10,442	37,417	40,846
Non-GAAP research and development	$14,250	$12,478	$52,130	$49,382

Note 1 - Excludes stock based compensation, amortization of acquired intangible assets and inventory fair value step-up
Note 2 - Includes net loss/expenses from Aegerion:
• From October 1 to November 29, 2016 for the three months ended December 31, 2016
• From October 1 to December 31, 2015 for the three months ended December 31, 2015
• From January 1 to November 29, 2016 for the twelve months ended December 31, 2016
• From January 1 to December 31, 2015 for the twelve months ended December 31, 2015